UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2018

JERNIGAN CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-36892 (Commission File Number)	47-1978772 (IRS Employer Identification No.)

6410 Poplar Avenue, Suite 650 Memphis, Tennessee (Address of principal executive offices)	38119 (Zip Code)

(901) 567-9510

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company.

☒	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

Underwriting Agreement

On January 19, 2018, Jernigan Capital, Inc. (the “Company”), Jernigan Capital Operating Company, LLC (the “Operating Company”) and JCAP Advisors, LLC entered into an underwriting agreement (the “Underwriting Agreement”) with Raymond James & Associates, Inc. and Morgan Stanley & Co. LLC, as representatives of the several underwriters named in Schedule I thereto (the “Underwriters”). Pursuant to the terms and conditions of the Underwriting Agreement, the Company agreed to sell 1,500,000 shares of its newly designated 7.00% Series B cumulative redeemable perpetual preferred stock, $0.01 par value per share (the “Series B Preferred Stock”), at a public offering price of $25.00 per share, which is the initial liquidation preference of the Series B Preferred Stock. Pursuant to the terms of the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 225,000 shares of Series B Preferred Stock. The Series B Preferred Stock was offered and sold pursuant to a prospectus supplement, dated January 19, 2018 (the “Prospectus Supplement”), and a base prospectus, dated June 24, 2016, relating to the Company’s effective registration statement (the “Registration Statement”) on Form S-3 (File No. 333-212049). The offering is expected to close on January 26, 2018, subject to certain customary closing conditions.

The foregoing summary of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment No. 2 to the Limited Liability Company Agreement

On January 25, 2018, the Company, in its capacity as the managing member of the Operating Company, entered into Amendment No. 2 (the “LLC Agreement Amendment”) to the Limited Liability Company Agreement of the Operating Company (as amended by Amendment No. 1, the “LLC Agreement”) in order to (i) provide for certain amendments to the LLC Agreement designating the terms and conditions of the Series A preferred units of limited liability company interest in the Operating Company to effect the changes to the Company’s Series A preferred stock, $0.01 par value per share (the “Series A Preferred Stock”), described in Item 5.03 below and (ii) provide for the issuance, and the designation of the terms and conditions, of newly classified 7.00% Series B preferred units of limited liability company interest in the Operating Company (“Series B Preferred Units”), the economic terms of which are identical to those of the Series B Preferred Stock. The Company intends to contribute the net proceeds from the offering of the Series B Preferred Stock to the Operating Company in exchange for 1,500,000 Series B Preferred Units, or 1,725,000 Series B Preferred Units if the Underwriters exercise their option to purchase additional shares of Series B Preferred Stock in full.

The foregoing summary of the LLC Agreement Amendment is not complete and is qualified in its entirety by reference to the full text of the LLC Agreement Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

The Series B Preferred Stock ranks senior to the Company’s common stock, $0.01 par value per share (the “Common Stock”), and on parity with the Series A Preferred Stock with respect to dividend rights and rights upon the Company’s liquidation, dissolution or winding up. Upon issuance of the shares of Series B Preferred Stock referenced in Item 1.01 above, the ability of the Company to make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment on, the Common Stock, the Series A Preferred Stock or any other class or series of the Company’s equity securities ranking junior to or on parity with the Series B Preferred Stock that may be issued in the future, will be subject to certain restrictions in the event that the Company does not declare distributions on the Series B Preferred Stock during any distribution period.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to the Series A Articles Supplementary

On January 25, 2018, the Company filed, with the State Department of Assessments and Taxation of the State of Maryland (“MSDAT”), Amendment No. 1 (the “Series A Articles Supplementary Amendment”) to the Articles Supplementary (the “Series A Articles Supplementary”) to the Articles of Amendment and Restatement of the Company (the “Charter”), designating the terms of the Series A Preferred Stock. The Series A Articles Supplementary Amendment provides for certain amendments to the calculation of the cumulative dividend in the Series A Articles Supplementary, including, among other things, with respect to the computation and payment of the Aggregate Stock Dividend (as defined in the Series A Articles Supplementary) for the fiscal quarters beginning with the fiscal quarter ending March 31, 2018 through and including the fiscal quarter ending June 30, 2021.

For the first three fiscal quarters of the fiscal years 2018, 2019 and 2020 and for the first fiscal quarter of 2021, the Company will declare and pay an Aggregate Stock Dividend equal to $2,125,000 (the “Target Stock Dividend”). For the last fiscal quarter of each of 2018, 2019 and 2020 and for the second fiscal quarter of 2021, the Company will compute the cumulative Aggregate Stock Dividend for all periods after December 31, 2017 through the end of such fiscal quarter equal to 25% of the incremental increase in the Company’s book value (as adjusted for equity capital issuances, share repurchases and certain non-cash expenses) plus, to the extent the Company owns equity interests in income-producing real property, the incremental increase in net asset value (provided, however, that no interest in the same real estate asset will be double counted) (the “Computed Stock Dividend”), and will declare and pay for such quarter an Aggregate Stock Dividend equal to the greater of the Target Stock Dividend or the Computed Stock Dividend minus the sum of all Aggregate Stock Dividends declared and paid for all fiscal quarters after December 31, 2017 and before the fiscal quarter for which such payment is computed, in each case subject to an amount that would, together with the Cash Distribution (as defined in the Series A Articles Supplementary), result in a 14.0% internal rate of return for the holders of the Series A Preferred Stock from the date of issuance of the Series A Preferred Stock.

The foregoing summary of the Series A Articles Supplementary Amendment is not complete and is qualified in its entirety by reference to the full text of the Series A Articles Supplementary Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Series B Articles Supplementary

On January 25, 2018, the Company filed, with MSDAT, Articles Supplementary (the “Series B Articles Supplementary”) to the Charter, classifying and designating 1,725,000 shares of the Company’s authorized preferred stock as Series B Preferred Stock. The Series B Articles Supplementary became effective upon filing with MSDAT. For a summary of the material terms of the Series B Preferred Stock, see the information included as Exhibit 99.1 to this Current Report on Form 8-K, which is excerpted from the Prospectus Supplement under the heading “Description of Series B Preferred Stock” and is incorporated herein by reference.

The “Description of Series B Preferred Stock” included on Exhibit 99.1 to this Current Report on Form 8-K and the foregoing description of the Series B Preferred Stock and the Series B Articles Supplementary are not complete and are qualified in their entirety by reference to the full text of the Series B Articles Supplementary filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01.	Other Events.

For purposes of the Company’s Registration Statement, the Company’s Computation of the Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends for the nine month period ended September 30, 2017 and the fiscal years ended December 31, 2016 and 2015 is filed as Exhibit 12.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated January 19, 2018, by and among Jernigan Capital, Inc., Jernigan Capital Operating Company, LLC and JCAP Advisors, LLC, and Raymond James & Associates, Inc. and Morgan Stanley & Co. LLC, as representatives of the several underwriters named in Schedule I thereto.
3.1	Amendment No. 1 to Articles Supplementary designating the Series A Preferred Stock.
3.2	Articles Supplementary designating the Series B Preferred Stock.
5.1	Opinion of Morrison & Foerster LLP regarding the legality of shares of Series B Preferred Stock.
8.1	Tax Opinion of Morrison & Foerster LLP with respect to Jernigan Capital, Inc.’s REIT qualification.
10.1	Amendment No. 2 to the Limited Liability Company Agreement of Jernigan Capital Operating Company, LLC.
12.1	Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends.
23.1	Consent of Morrison & Foerster LLP (included in Exhibit 5.1).
23.2	Consent of Morrison & Foerster LLP (included in Exhibit 8.1).
99.1	Excerpts from the Company’s prospectus supplement dated January 19, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JERNIGAN CAPITAL, INC.

Dated: January 25, 2018	By:	/s/ John A. Good
John A. Good
President and Chief Operating Officer